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                                                                  EXHIBIT 99.3

                   [DIGITAL SYSTEMS INTERNATIONAL Letterhead]





FOR IMMEDIATE RELEASE                          CONTACT:
                                               MATT NICHOLS
                                               MANAGER, CORPORATE COMMUNICATIONS
                                               DSI, (206) 869-4500
                                               MATTN@DGTL.COM


            DIGITAL SYSTEMS INTERNATIONAL TO OPERATE UNDER NEW NAME,
                                  MOSAIX, INC.


  NEW IDENTITY REFLECTS FOCUS, COMMITMENT, AND DELIVERY OF A BROADER AND DEEPER
           VALUE PROPOSITION IN ENTERPRISE CUSTOMER MANAGEMENT MARKET

REDMOND, Wash. November 26, 1996. Digital Systems International, Inc. (DSI) (NASDAQ:DGTL) announced today that effective January 1, 1997, the company will change its name to Mosaix, Inc., a name that more accurately represents the company's broader customer management value proposition and more diverse product and services offerings. The new corporate identity will encompass all DSI operations, including DSI's United Kingdom subsidiary, Voicelink Systems Ltd., and ViewStar Corporation which, upon shareholder approval, will merge with DSI in late December.

"Mosaix is a unique name and an accurate reflection of who we are and where we're going in the enterprise customer management market," stated DSI President and CEO, Pat Howard. "Mosaic refers to individual elements that integrate seamlessly into a rational and intelligent pattern and present a clear picture to the observer. The new Mosaix name reflects the myriad of interlocking strategies that we can call upon to create intelligent solutions for companies focused on providing total customer care as a key differentiator for their businesses. Our call center systems and applications, our computer telephony integration (CTI) expertise, and our workflow and business process automation software and experience are all components that enable us to offer a higher and broader value proposition to our customers than perhaps any other company in the marketplace."

"Mosaix also establishes a clear identity for our partnering and channel strategies. We believe that total customer care solutions will require the products of more than one vendor to create a smart solution and that customers will expect to buy both products and services from the most appropriate channel to them, whether that is directly from Mosaix or from our system integrator and value added reseller (VAR) partners or others who may use our software," added Howard.



         Digital Systems International, Inc. - 6464 185th Avenue N.E. -
                     Redmond, WA 98052-5032 - (206) 881-7544
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                                     -more-

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"And, finally, Mosaix also suggests the diversity of our employees--diversity in skills, talents, and backgrounds that can be applied to delivering the most profitable enterprise customer management applications in the industry. Our customers have a fundamental need to feel confident about moving forward with the right products, company, and people, and we believe this new identity will convey that confidence."

DSI's NASDAQ stock symbol and web page address will change in January 1997. The new trading symbol will be MOSX and the web page address will change from www.dgtl.com, to www.mosaix.com.

DSI is a global leader in systems, software, and services that enable the management of the electronic space between an organization and its customers. The company has more than 1000 installations worldwide, supporting customer management strategies in major financial institutions, utilities, telecommunications companies, educational and government centers, healthcare, and non-profit organizations. DSI has offices in the United States and United Kingdom and value added resellers in North America, Australia, Latin America, and Japan.



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         Digital Systems International, Inc. - 6464 185th Avenue N.E. -
                     Redmond, WA 98052-5032 - (206) 881-7544